SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 27, 2018 (July 25, 2018)
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2311
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Synovus Financial Corp. (“Synovus”) approved a 3% increase in base salaries for the named executive officers (5% for Mr. Blair) set forth in the table below. The base salaries for these named executive officers, after giving effect to this increase, are as follows:

Name	Title	Base Salary

Kevin S. Blair	Executive Vice President and Chief Financial Officer	$615,825

Allen J. Gula, Jr.	Executive Vice President and Chief Operations Officer	$477,877

Allan E. Kamensky	Executive Vice President, General Counsel and Secretary	$459,208

J. Barton Singleton	Executive Vice President and President, Financial Management Services	$443,128

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: July 27, 2018	By:	/s/ Allan E. Kamensky
	Name:	Allan E. Kamensky
	Title:	Executive Vice President, General Counsel and Secretary